UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2008

Huntsman Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32427	42-1648585
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

500 Huntsman Way
Salt Lake City, Utah		84108
(Address of principal executive offices)		(Zip Code)

(801) 584-5700

Registrant’s telephone number, including area code:

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On September 29, 2008, Vice Chancellor Stephen P. Lamb of the Court of Chancery of the State of Delaware issued an Opinion and an Order and Final Partial Judgment in connection with Huntsman Corporation’s lawsuit with Hexion Specialty Chemicals, Inc. and Apollo Management, L.L.C. and certain of its affiliates. A copy of the Opinion and the Order and Final Partial Judgment are attached hereto as Exhibits 99.1 and 99.2.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Number	Description of Exhibits

99.1

Opinion issued by Vice Chancellor Stephen P. Lamb of the Court of Chancery of the State of Delaware on September 29, 2008 of in the case captioned Hexion Specialty Chemicals, Inc. et al v. Huntsman Corporation, C.A. No. 3841-VCL.

99.2

Order and Final Partial Judgment issued by Vice Chancellor Stephen P. Lamb of the Court of Chancery of the State of Delaware on September 29, 2008 in the case captioned Hexion Specialty Chemicals, Inc. et al v. Huntsman Corporation, C.A. No. 3841-VCL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTSMAN CORPORATION

/s/ Troy M. Keller
TROY M. KELLER
Assistant Secretary

Dated: September 30, 2008

EXHIBIT INDEX

Number	Description of Exhibits

99.1

Opinion issued by Vice Chancellor Stephen P. Lamb of the Court of Chancery of the State of Delaware on September 29, 2008 of in the case captioned Hexion Specialty Chemicals, Inc. et al v. Huntsman Corporation, C.A. No. 3841-VCL.

99.2

Order and Final Partial Judgment issued by Vice Chancellor Stephen P. Lamb of the Court of Chancery of the State of Delaware on September 29, 2008 in the case captioned Hexion Specialty Chemicals, Inc. et al v. Huntsman Corporation, C.A. No. 3841-VCL.